As filed with the Securities and Exchange Commission on August 27, 2009

Registration No. 333-140412

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XTENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	41-2047573
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

125 Constitution Drive

Menlo Park, CA 94025-1118

(650) 475-9400

(Address including zip code, and telephone number, including area code, of principal executive offices)

2002 STOCK PLAN

2006 EQUITY INCENTIVE PLAN

2006 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Gregory D. Casciaro

President and Chief Executive Officer

XTENT, Inc.

125 Constitution Drive

Menlo Park, CA 94025-1118

(650) 475-9400

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Philip H. Oettinger, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

XTENT, Inc., a Delaware corporation (the “Company”), is filing this post-effective amendment to deregister unsold shares of the Company’s common stock (the “Common Stock”) that were registered under the Registration Statement on Form S-8 originally filed on February 2, 2007 (Registration No. 333-140412) (the “Registration Statement”) for issuance pursuant to the Company’s 2002 Stock Plan, 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan.

On August 27, 2009, the Company’s Certificate of Dissolution became effective with the Secretary of State of the State of Delaware and the Company was formally dissolved, pursuant to Delaware General Corporation Law (the “Dissolution”).  In connection with the Dissolution, the Company hereby removes from registration the shares of Common Stock registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 27th day of August, 2009.

XTENT, INC.

By:	/s/ Gregory D. Casciaro
Gregory D. Casciaro
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Gregory D. Casciaro	President, Chief Executive Officer and	August 27, 2009
	Gregory D. Casciaro	Director (Principal Executive Officer)

	/s/ Timothy D. Kahlenberg*	Chief Financial Officer (Principal	August 27, 2009
	Timothy D. Kahlenberg	Accounting Officer)

	/s/ Henry A. Plain, Jr.*	Director, Chairman of the Board	August 27, 2009
Henry A. Plain, Jr.

	/s/ Michael A. Carusi*	Director	August 27, 2009
Michael A. Carusi

Director
Michael L. Eagle

Director
Robert E. Flaherty

	/s/ Edward W. Unkart*	Director	August 27, 2009
Edward W. Unkart

Director
Allan R. Will

* By:	/s/ Gregory D. Casciaro
Gregory D. Casciaro
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description

24.1	Power of Attorney (previously filed as an exhibit to the Registrant’s Registration Statement on Form S-8 to which this is Post-Effective Amendment No. 1 on Form S-8).

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